Exhibit 10.1

AMENDMENT NO. 1 TO LEASE

This Amendment No. 1 to the Lease (this "Amendment No. 1") is made as of the 7th day of July, 2007, by and between EDISON SPECTRUM PARTNERS, a California 116iited liability company ("Lessor") and CombiMatrix Molecular Diagnostics, Inc., a California Corporation ("Lessee"), (collectively the "Parties," or individually a "Party"). This Amendment No. 1 amends and modifies the terms and conditions of that certain Lease dated June 26, 2006 (as so amended, the "Original Lease"), by and between Lessor and Lessee. The Original Lease, as hereby amended, is referred to herein as the "Lease." Capitalized terms which are not otherwise defined in this Amendment No. 1 shall have the meanings ascribed to such terms in the Original Lease.

RECITALS

A. Lessor and Lessee previously entered into the Original Lease, which sets forth the terms and conditions relating to Lessee's occupancy of certain space, located at 310 Goddard Way, Suite 150, Irvine, California (the "Premises").

B. Lessor and Lessee now desire to amend the Original Lease to (i) add Building 300, Suite 150 to the Premises, (ii) adjust the Basic Rent payable thereunder, modify the expiration dates on Building 310, Suite 150 and (iii) set forth certain other matters of agreement between Lessor and Lessee.

AGREEMENT

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Basic Lease Provisions. Paragraphs 1.2, 1.3, 1.4, 1.5, 1.6 and 1.7 of the Basic Lease Provisions of the Original Lease are hereby deleted in their entirety and replaced as follows:

1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of 310 Goddard Way, Suite 150 and 300 Goddard Way, Suite 150 located in the City of Irvine, County of Orange, State of California ("Premises"). (See Paragraph 2 for further provisions.) The Premises are depicted on Exhibits "A-1-3" attached hereto.

1.3 Vehicle Parking: Lessee shall be entitled to twenty seven (27) unreserved and unassigned vehicle parking spaces, on those portions of the Common Areas designated by Lessor for parking for the Original Term (as defined in Paragraph 1.4 below). (See Paragraph 2.4 for further provisions.)

1.4 Term. The Term of the Lease for Building 310, Suite 150 ("Original Term") shall be modified as outlined below in paragraph 1.5 and the same term shall be added for additional space at 300 Goddard, Suite 150.

1.5 Base Rent: Base rent for the Premises ("Base Rent") shall be payable on the first (1st) day of each month of the Term hereof as set forth below upon delivery of both Premises. In the event earlier possession of both premises are delivered, both parties agree to sign a lease commencement acknowledgement modifying the commencement and the ending date of the new lease periods.

Lease Renewal - 310 Goddard, Suite 150:

Months of Term	Rentable Square Feet	Rent Per Square Foot Per Month	Monthly Base Rent
September 1, 2007-	3,625	$2.00	$7,250.00
August 31,2008

September 1, 2008- July 31,2009	3,625	$2.05	$7,431.25

Expansion Space - 300 Goddard, Suite 150:
Months of Terms	Rentable Square Feet	Rent Per Square Foot Per Month	Monthly Base Rent
August 1, 2007-	3,148	$2.00	$6,296.00
August 31,2008

September 1, 2008- July 31,2009	3,148	$2.05	$6,453.40

1.6 Base Rent Paid Upon Execution: Only $6,296.00 as Base Rent applicable to the first (1st) month of the Term for Premises at 300 Goddard, suite 150 shall be paid upon execution.

1.7 Lessee Share of Operating Expenses: Lessee's Share is 14.13% (6,773 47,924). (See Paragraph 4.2.1 for further provisions.)"

2. Paragraph 3.3 and all subparagraphs shall be omitted in its entirety.

3. Square Footage: All references in the Original Lease to the rentable square footage of the Premises shall be deemed to refer to 6,773 square feet.

4. Effect of Amendment. Lessor and Lessee acknowledge that the Original Lease, as hereby amended, remains in full force and effect in accordance with its terms.

5. Tenant Improvements. Lessor will complete tenant improvements described in "Exhibit A-4" at its sole cost and on a turn key basis. Lessee instructs Lessor to postpone commence of certain tenant improvements identified and described in Exhibit A-1 and Exhibit A-4 until such time Lessee has taken possession of Premises located at 300 Goddard, Suite 150.

6. Counterparts. If this Amendment No. 1 is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same agreement.

7. Corporate and Partnership Authority. If Lessee is a corporation or partnership, each individual executing this Amendment No. 1 for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment No. 1 on behalf of the corporation or partnership and that this Amendment No. I is binding upon the corporation or partnership in accordance with its terms.

8. Effective Date: This Amendment No. 1 shall be deemed effective the date the last party has executed same (the "Effective Date"), however this agreement must be signed by both parties within five days from delivery of final lease amendment.

9. Delivery of Premises: Lessee is in possession of the Premises located at 310 Goddard, Suite 150. Possession of Premises located at 300 Goddard, Suite 150 shall be delivered as soon as possible, but in no event later than August 1, 2007.

All other existing terms and conditions of the Original Lease shall remain in full force and affect.

EXECUTION

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment No. I as of the date first written above.

Executed at: Irvine, CA	Executed at: Irvine, CA
on: 7/07/07	on: 7/05/07

"LESSOR":	"COMBIMATRIX MOLECULAR
a California limited liability company	DIAGNOSTICS, INC.
a California Corporation

By: Falcon Capital Corp.,	By: Mansoor Mohammed
its member	Chief Executive Officer

By: /s/ signature	/s/ Mansoor Mohammed
Its: Member Member	Its: Member President & CEO

EXHIBIT "A-1"

PREMISES

Lessee: CombiMatrix Molecular Diagnostics, Inc.
Address: 310 Goddard Way, Suite 150, Irvine, California 92618
This Exhibit "A-1" is an approximation and is intended only to identify the location of the Premised.

EXHIBIT "A-2"

PREMISES

Lessee: CombiMatrix Molecular Diagnostics, Inc.
Address: 300 Goddard Way, Suite 150, Irvine, California 92618
This Exhibit "A-2" is an approximation and is intended only to identify the location of the Premises.

EXHIBIT "A-3"

SITE PLAN

EXHIBIT "A-4"

LESSEE WORK LETTER

Installation; Lessee Improvement allowance.

(a)	Lessor shall cause the following improvements ("Lessee Improvements") to be constructed, at Lessor's sole cost, in the Premises prior to Lessee's occupancy as delineated on Exhibits A-1.

1.	Remove door and side light window entry into lab in Building 310, Suite 150 as delineated in "Exhibit A-1"
2.	Install new VCT Flooring through center and rear area in Building 310, Suite 150 as delineated in "Exhibit A-1"
3.	Cut passage way in wall between offices as delineated in "Exhibit A-1"
4.	Touch up paint in Building 310, Suite 150 and Building 300 Suite 150.
5.	Construct "anti-room" in Building 310, Suite 150 as delineated in "Exhibit A-1".